SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 27, 2007
BOWATER INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8712	62-0721803

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East Camperdown Way, Greenville, South Carolina	29602

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 271-7733
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indemnification Agreements
     As of January 27, 2007, Bowater Incorporated, a Delaware corporation (“Bowater”), entered into indemnification agreements (each, an “Indemnification Agreement”) with each of its directors (David J. Paterson, Richard B. Evans, Gordon D. Giffin, Ruth R. Harkin, L. Jacques Menard, John A. Rolls, Arthur R. Sawchuk, Bruce W. Van Saun and Togo D. West, Jr.) and certain of its officers and employees (each, an “Indemnitee”). The Indemnification Agreements are identical in all material respects.
     Each Indemnification Agreement provides, among other things, that, subject to the procedures and conditions set forth in the Indemnification Agreement: (i) if an Indemnitee is, or is threatened to be made, a party to any Proceeding (as defined in the Indemnification Agreement), including a Proceeding by or in the right of Bowater to procure a judgment in its favor, Bowater shall indemnify the Indemnitee to the fullest extent permitted by law against all Expenses (as defined in the Indemnification Agreement), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided that indemnification will not be made in the event of the Indemnitee’s breach of his or her duty of loyalty to Bowater or act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; (ii) if requested by the Indemnitee, and with certain exceptions, Bowater shall advance Expenses to the Indemnitee, such advances to be unsecured and interest free; (iii) if a Potential Change of Control (as defined in the Indemnification Agreement) shall have occurred and if requested by the Indemnitee, Bowater shall create a Trust (as defined in the Indemnification Agreement) for the benefit of the Indemnitee and shall fund the Trust from time to time in an amount sufficient to satisfy all Expenses reasonably anticipated to be incurred by the Indemnitee in connection with any Proceeding; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under applicable law, Bowater’s charter or bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise; and (v) to the extent Bowater maintains an insurance policy or policies providing liability insurance for its directors, officers, trustees, partners, managing members, fiduciaries, employees or agents, the Indemnitee will be covered to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent. In addition, the Indemnification Agreement establishes guidelines as to the defense of claims by the parties and the relevant burdens of proof.
     The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of Indemnification Agreement

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWATER INCORPORATED
	By:	/s/ Ronald T. Lindsay
		Name:	Ronald T. Lindsay
Dated: February 1, 2007		Title:	Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Indemnification Agreement